Exhibit 17(b)


                         NORTHSTAR STRATEGIC INCOME FUND

                    SPECIAL MEETING OF SHAREHOLDERS - NOVEMBER 12, 1998

                    PROXY SOLICITED ON BEHALF OF THE TRUSTEES


      The undersigned shareholder of Northstar Strategic Income Fund (the "Fund"), a Massachusetts business trust, hereby appoints Mark L. Lipson and Stephanie L. Beckner, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund which shall be held on November 12, 1998, at 10:00 a.m. Eastern Time, at the offices of the Fund, 300 First Stamford Place, Stamford, Connecticut, and at any and all adjournments thereof, and thereat to vote all shares of the Portfolio which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions:

      1. FOR ________ AGAINST ________ ABSTAIN ________ as to the proposal to approve the Agreement and Plan of Reorganization, dated September 1, 1998, between the Fund and Northstar High Yield Fund ("High Yield"), and the proposed transaction whereby all of the assets of the Fund will be transferred to, and certain identified liabilities of the Fund assumed by, High Yield in exchange for High Yield's Class A, Class B, Class C and Class T shares; immediately thereafter, the Class A, Class B, Class C and Class T shares of High Yield will be distributed to the Fund's shareholders in total liquidation of the Fund, which will thereafter be dissolved, all as more fully described in the Proxy Statement/Prospectus dated October 5, 1998;

          and in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

      If more than one of the proxies, or their substitutes, are present at the meeting or at any adjournment thereof, they jointly (or, if only one is present and voting, then that one) shall have authority and may exercise all the powers granted hereby. This proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. In the absence of contrary instructions, this proxy will be voted FOR the proposal.

      The undersigned hereby acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement/Prospectus dated October 5, 1998, and the High Yield prospectus dated March 1, 1998.


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                    IMPORTANT: PLEASE INSERT DATE OF SIGNING.


                                          Dated: ____________________, 1998


                                                ---------------------
                                                Signature of Shareholder


                                                ---------------------
                                                Signature of Shareholder
                                                (if held jointly)

      This Proxy shall be signed exactly as your name(s) appear hereon. If as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.

PLEASE VOTE, SIGN, DATE AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.